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Exhibit 3.7

Delaware

The First State

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RAG CUMBERLAND RESOURCES, LP", CHANGING ITS NAME FROM "RAG CUMBERLAND RESOURCES, LP" TO "CUMBERLAND COAL RESOURCES, LP", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JULY, A.D. 2004, AT 11:06 O'CLOCK A.M.

	[SEAL]	/s/ HARRIET SMITH WINDSOR Harriet Smith Windsor, Secretary of State
3128948 8100		AUTHENTICATION:	3266849
040559141		DATE:	07-30-04

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State of Delaware Secretary of State Division of Corporations Delivered 11:23 AM 07/30/2004 FILED 11:06 AM 07/30/2004 SRV 040559141 - 3128948 FILE

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

RAG CUMBERLAND RESOURCES, LP

        The undersigned, desiring to amend the Certificate of Limited Partnership of RAG Cumberland Resources, LP pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership act of the State of Delaware, does hereby certify as follows:

        FIRST: The name of the Limited Partnership is RAG Cumberland Resources, LP.

        SECOND: Article 1 of the Certificate of Limited Partnership shall be amended as follows:

  The name of the Partnership is Cumberland Coal Resources, LP.

        IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 30th day of July, 2004.

RAG CUMBERLAND RESOURCES, LP
	By:	Pennsylvania Services Corporation, General Partner
/s/ GREG A. WALKER Greg A. Walker Senior Vice President
ATTEST:
/s/ SHARON J. FETHERHUFF Sharon J. Fetherhuff Assistant Secretary Pennsylvania Services Corporation, General Partner

State of Delaware

Office of the Secretary of State

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "RAG CUMBERLAND RESOURCES, LP", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF NOVEMBER, A.D. 1999, AT 11:30 O'CLOCK A.M.

	[SEAL]	/s/ EDWARD J. FREEL Edward J. Freel, Secretary of State
3128948 8100		AUTHENTICATION:	0093216
991495510		DATE:	11-19-99

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CERTIFICATE OF
LIMITED PARTNERSHlP
OF
RAG CUMBERLAND RESOURCES, LP

        This Certificate of Limited Partnership of RAG Cumberland Resources, LP (the "Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, as amended.

  1.
  The name of the Partnership is RAG Cumberland Resources, LP.

  2.
  The address of the registered office of the Partnership in Delaware is 1209 Orange Street, Wilmington, DE 19801. The Partnership's registered agent at that address is "The Corporation Trust Company."

  3.
  The name and business address of the sole general partner is:
Pennsylvania Services Corporation 145 Elm Drive P.O. Box 1020 Waynesburg, PA 15370

        IN WITNESS WHEREOF, the undersigned, being the sole general partner of the Partnership, has caused this Certificate of Limited Partnership to be duly executed as of the 17th day of November, 1999.

Pennsylvania Services Corporation, General Partner
By:	/s/ J. ALAN LINK
	Name:	J. Alan Link
	Title:	Vice President and Treasurer

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Exhibit 3.7